Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Alpha Investment Inc. of our report dated March 18, 2020, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Alpha Investment Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Margate, Florida

December 20, 2021